Exhibit 99.1
Corrected Transcript

10-Jun-2020
Chico’s FAS, Inc. (CHS)
Q1 2020 Earnings Call

CORPORATE PARTICIPANTS

David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance- Controller, Chico's FAS, Inc.
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.

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OTHER PARTICIPANTS

Susan Anderson
Analyst, B. Riley FBR, Inc.
Roxanne Meyer
Analyst, MKM Partners LLC

Janet J. Kloppenburg
Analyst, JJK Research
Marni Shapiro
Managing Partner, The Retail Tracker LLC

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MANAGEMENT DISCUSSION SECTION

Operator: Good morning and welcome to Chico's FAS First Quarter 2020 Earnings Conference Call and Webcast. All participants will be in listen-only mode. Please note, this call is being recorded.

I would now like to turn the conference over to David Oliver, Interim Chief Financial Officer and Senior Vice President-Controller. Mr. Oliver, please go ahead.
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David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Thanks, Rocco, and good morning. Welcome to the Chico's FAS first quarter fiscal 2020 earnings conference call. Joining me today are Bonnie Brooks, CEO and President; and Molly Langenstein, Incoming CEO and President.

Our earnings release issued today can be found on our website at www.chicosfas.com under Investor Relations, Press Releases.

Let me caution you that today's comments will include forward-looking statements about our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, which speak only as of today's date. You should not unduly rely on forward-looking statements.

Important factors that could cause actual results or events to differ materially from those projected are implied by our forward-looking statements are included in our earnings release issued this morning, and in our SEC filings. We disclaim any obligation to update or revise any information discussed in this call, except as may be otherwise required by law.

And with that, I will turn the call over to Bonnie.
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Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Thank you, David; and good morning, everyone. Today's earnings conference is the antithesis of our last earnings call just 13 weeks ago. In our last call we beat every consensus metric and we reported our best quarter in six years for the company, a remarkable turnaround of 9.4% sales improvement from Q2 to Q4 last year. Today our story is very different, but is a story that is also very temporary. Although our results for Q1 have been thwarted by recent events, we want to emphasize that this step-back is a temporary one on our turnaround path at Chico's FAS.

I'd like to start today by recognizing the exceptional efforts of all of our associates who are demonstrating their resilience and their resourcefulness every day, many of whom are now working diligently to reopen stores across the country while following strict guidelines to keep our teams and customers very safe; and the many team members in our distribution centers who have ensured that we continue to fulfill the strong digital demand across our three brands today and throughout the course of this pandemic.

COVID-19 has had a significant impact on the retail apparel industry unlike anything ever experienced. It has affected the communities we serve and the company's financial performance. While we have posted unprecedented losses in Q1, we had taken extreme measures to ensure we are well positioned to overcome the challenges that this extended period of store closures has had on our business.

We entered the pandemic with very low debt and with strong sales momentum due to the significant changes we made to the entire business in the latter half of 2019. That positive momentum along with the foresight of major digital investments, our exceptional customer loyalty and our restructuring of the operation, have resulted in the company's ability to withstand the pressure of the unforeseen plummeting of sales.

In the first quarter and now well into the second quarter we have stabilized the business and achieved a firm financial foundation that we know positions us well for the balance of the year. Chico's FAS started fiscal 2020 with strong sales momentum. Consolidated comparable sales trends show continuous improvement throughout all of fiscal 2019; and of course, that continued into February as we achieved a comp increase of 2.7% and similar results continued into March prior to the COVID-19 outbreak.

At the start of the pandemic, we swiftly safeguarded the health and well-being of our associates and our customers, while simultaneously protecting the financial strength of the company. In mid-March we transitioned to a remote working environment for our corporate and store management team. We temporarily closed all 1,341 boutiques and became a digital-only business overnight. Associates at our distribution centers continue to work with enhanced health and safety protocols and wage premiums to support our strong digital business.

During this mandated store closure period, we took decisive measures to increase our liquidity and reduce our cash burn to provide the company with greater financial stability. In Q1, the teams reworked all forward receipts to better align our inventory with expected reduced demand. We entered the second quarter with a streamline expense base and strategies to further enhance our liquidity, giving us confidence we will emerge from this crisis well-positioned for the second half of 2020 and beyond.

We continued to right-size the operations of the business in Q1, a work that had begun in Q4 of last year. This included consolidating brand responsibility, streamlining our supply chain and driving customer engagement through improved technology tools, to increase efficiencies and allow the company to move faster and more effectively. We are fortunate to have three distinct brands, each with unique market position; and three different product ranges which have continued to serve us well during the pandemic, as sales have increased across some categories of the business while decreasing in others.

Beneath the more casual work-from-anywhere needs of customers, we accelerated the rollout of new merchandising and marketing strategies that were developed prior to COVID-19 and reworked our assortments and plans to drive sales into those wanted categories of business, namely: work-from-home-wear and casual, comfortable clothing at both Chico's and White House Black Market.

With Soma's leading position of intimates, sleepwear and loungewear, the brand performed solidly throughout the quarter with strong sales in all comfort and casual categories that they are known for, which achieved double-digit increases in sales during the same period versus the prior year. Actually, in many weeks, Soma's online-only business generated similar sales volume to its total business in those weeks last year. Soma also delivered a new single-day sales record during one of the promotional events, beating the highest single-day sales record in the brand's history.

As demand shifted to our online channel, it was critical to align investments in digital and mitigate the declines in store traffic during the closure period. Our store management continued to engage with customers with handheld devices equipped with Style Connect, our proprietary digital styling and selling tool. We believe Style Connect will continue to be a strategic competitive advantage, as it allows for intimate distance connection in a meaningful manner that is clearly resonating with our customers.

In early May, we initiated our multi-phased reopening plan for Chico's White House Black Market and Soma boutiques in line with guidance from local authority, and we are taking the necessary steps to protect the health and safety of our customers and associates. We are encouraged by our customers' response to our reopening, as they are increasingly reengaging with our boutiques which remain an integral part of our omni-channel approach.

As of today, approximately 63% of our boutiques are open to the public with limited hours and enhanced safety protocols; and 80% of our total fleet will be opened by Friday. Since beginning of phased reopening of our boutiques, we are seeing excellent week-to-week increases. I do want to note that as a result of recent protests we have experienced some additional temporary closures of those reopened stores for limited period.

In our initial phase of reopening our stores, we were able to fulfill national digital orders through our boutique using the stores' inventory. We also offered Buy Online, Pick up in Store, no contact curbside pickup, and a shop- by-appointment service for all brands. These shopping options continue to be available to customers in accordance with our local health and safety guidelines.

Although the past three months have been unlike anything we've ever seen, I believe our company is successfully navigating the challenges presented by the pandemic, and we are emerging stronger and nimbler with agility of our associates, the continued enthusiasm from customers for our brand, the financial foundation we now have in place and our significant cost saving measures have positioned us well at Chico's FAS.

As announced several weeks ago, Molly Langenstein will be stepping in as CEO and President in a few weeks and I will become Executive Chair of the Board. I am confident that Molly is the right leader for Chico's FAS. Molly is experienced as a strategist and her proven track record as an apparel merchant were very instrumental to the company's recent turnaround.

She also has demonstrated throughout Q1 that she has the steadfast leadership skills that are required to steer the organization through extreme obstacles. I am confident in the months ahead Molly will continue to drive the successful and proven strategies that we built and implemented in the prior two quarters.

I will now turn the call over to Molly, to discuss the sales, inventory and operations in more detail. Molly?
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Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Thank you, Bonnie. Good morning, everyone. I'm pleased to be speaking with you today as Incoming CEO and President of Chico's FAS. I want to thank our associates for their unwavering dedication to our customers, community and each other. The decisive actions of our executive team and the agility of our associates allowed us to quickly pivot to a digital-only business that supported strong online demand.

While COVID-19 significantly impacted our business in the first quarter due to temporary store closures, I am confident the momentum the company gained in Q4 of 2019 will continue once we fully executed our store reopening plan and customers return to our physical stores. To-date, we've opened 63% of stores in accordance with state guidelines, and each week we have been pleased with their performance. Boutique sales are improving week-over-week, and Q2 sales are planned to be better than Q1 even as we operate with limited store hours and social distancing guidelines.

As we look to the balance of 2020, I am confident in our teams and the actions we're taking to bridge the momentum we gained in Q4 to work we're executing in Q2 and beyond, to ensure our company's strong position in the marketplace. During the pandemic, we took an appropriate inventory write-down on out-of-season inventory that had been trapped in our boutiques during the closure period.

As a result, we entered the second quarter with a higher level of seasonally right products, less prior season inventory, and a much better composition. The apparel assortments arriving on our site and in our stores reflect the assortment editing and category investment work our team previously implemented. At Chico's, our pre- COVID merchandising adjustments which included a shift to more casual product served us well during the pandemic as we successfully leaned into the above-keyboard goods such as wovens, knits, tops and sweaters.

Our White House Black Market brand began transitioning to more casual work-from-anywhere offering like our jetsetter tee, casual dresses and accessories. The more versatile assortment with elevated fabrication and designer influences resonated with customers during the store closure period and we are seeing a continuation of assortment strength of top, denim, jacket and accessories. With our pivot to digital, the newness we added to the brand website each week increased customer engagement with all three brands posting double-digit increases in online traffic in the first quarter.

In April when our boutiques were closed, we've registered double-digit sales growth. Importantly, each brand registered double-digit growth in new customers expanding our loyal customer base. This momentum is continuing as we reopen stores. After identifying our talent gap in digital last year, we recently hired a new vice president of digital transformation, with a proven track record of implementing digital initiative in the apparel industry.

In addition, Style Connect, our proprietary digital styling tool, continues to be a differentiator for the company as it allows our customer to receive personalized service wherever, whenever and however she prefers. Our customers who are uniquely loyal to our sales associates registered triple-digit sales increases versus the prior year in Style Connect. And to meet the customers' evolving outfitting needs, we accelerated the pilot phase of a new online tool that enables them to digitally shop and augment their closet. We look forward to sharing initial results on the next earnings call.

With the onset of COVID-19, the robust forecasting process we built last year allowed us to more accurately plan receipt flow for each of our brands; and as a result, we swiftly canceled products in the pipeline and continued to reinvest more deeply in key items that resonate with our customers. The product and assortment architecture we built for each of our brands remain firmly anchored on placing the customer at the center of our decision and we will continue to inform our go-forward strategy. I am confident that we will see the benefits of our disciplined approach.

Over the last few months, with the majority of our organization furloughed, our teams seamlessly adjusted to working remotely while achieving all milestones in our product development cycle. We have an outstanding team and the breadth and depth of the new disciplines in the organization, and the new speed to decision model will serve us well going forward. We continue to see a great future for Chico's FAS and I look forward to leading this dynamic company.

I'll now pass the call to David Oliver to discuss the financials. David?
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David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Thanks, Molly, and good morning. Before discussing our financial performance, I would like to review our liquidity position and the actions we have taken to reinforce our financial strength. As a result of these proactive measures, we believe that we are well positioned to support the business and navigate the current environment. Chico's FAS entered fiscal 2020 on solid financial footing and continues to maintain a healthy liquidity position.

We entered the first quarter with a $118 million of cash and cash equivalents. We believe our cash position is meaningfully strengthened by availability under our asset-based credit facility and our ability to borrow against our own real estate including the Chico's distribution center and corporate offices that are unencumbered today. As Bonnie noted, we have taken steps to align our cost structure with revenues, reserved cash and increased liquidity.

To improve liquidity we drew down $106 million on our credit facility and then began aggressively reducing SG&A expenses starting with an organizational restructuring, furloughing associates and temporary wage reductions.
We also adjusted planned merchandise receipts to better align with expected market demand over the balance of the year. This effort included partnering with both merch suppliers and other vendors to materially reduce operating cost and extend payment terms.

Other notable actions to reduce that we took – we reduced our capital spending, planned capital expenditures and our non-essential maintenance expenditures. And we also suspended our quarterly dividend which we anticipate will conserve approximately $31 million in cash this fiscal year.

With malls and retail centers temporary closed and stay-at-home orders in place across the majority of the markets, commencing in April we suspended rent payments and recently engaged a third-party to assist with restructuring our lease portfolio to obtain rent relief in the form of rent reductions, rent abatement and other concessions that are aligned with the expected sales environment. We are in active discussions with our landlords to find a mutually acceptable path forward and we are targeting meaningful savings from these efforts, and expect to have more to share about our real estate throughout the course of the year.

With regards to the CARES Act, the company will realize meaningful savings and added liquidity from the provisions of the act, including benefits from recent tax filings primarily related to the recovery of previously paid federal income taxes as well as the deferral of Social Security tax payments, employee retention credits and technical corrections to tax depreciation methods for qualified improvement property among other provisions.

Turning to our financial performance, the quarter started off strong and showed continued momentum as a result of changes that we had made in our merchandising and sales initiatives. For the first four weeks of fiscal 2020, consolidated comparable sales increased 2.7%, building on the strong performance reported in the fourth quarter. However, COVID-19 related store closures and stay-at-home orders significantly impacted sales and results for the balance of the quarter.

For most of the quarter, our brands operated as a digital-only business. The digital traffic and sales achieved significant growth; however, the positive digital performance was not enough to offset the broader disruption in the quarter. Net sales were $280 million, down 46% compared to $518 million in last year's first quarter. This decrease is primarily due to the impact of our nationwide store closures during the second half of the quarter.
Additionally, since last year's first quarter we've permanently closed 84 stores.

For the first quarter we reported a net loss per share of $1.55, reflecting the impact of $177 million in pre-tax charges, all of which were non-cash. $113 million of the charges related to the impairment of goodwill and other intangibles, $43 million in inventory write-downs, and $21 million in-store impediments. On an after-tax basis, the first quarter impact of these significant charges was $135 million or $1.17 per share of the reported $1.55 loss per share.

Gross margin in the first quarter was negative 4%. This decline in gross margin reflects the previously referenced
$43 million inventory write-off and $21 million in-store impairment charges, as well as sales deleverage of occupancy cost with the temporary closure of our stores. We believe the $43 million in inventory write-off appropriately addressed aged inventory and leaves us with current or new inventory that is customer relevant at the end of the first quarter.

The referenced inventory write-off and the store impairment charges reduced gross margins $64 million or 23% of sales. Maintain margin in the first quarter was 46% of sales. This decline from a more normalized rate in the low- 60s was primarily as a result of the $43 million inventory write-off we took in the quarter.

We exited Q1 with total inventories of $273 million compared to $243 million at the end of last year's first quarter. In an effort to minimize excess inventory in light of the COVID-19, we adjusted merchandise receipts to better align with expected market demand. As a result of the actions taken, the company expects to sell through its current inventory and does not believe there will be significant inventory write-offs over the remaining three quarters of the fiscal 2020.

SG&A expenses for the first quarter were down $55 million compared to last year's first quarter, primarily due to the actions I discussed earlier, to align our cost structure with current and future sales expectations. For the first quarter, the effective income tax rate was 30% compared to 63% for last year's first quarter. This year's first quarter tax rate reflects benefits provided under the CARES Act slightly offset by the company's goodwill impairment charges and share-based compensation expense.

Regarding store openings and closures during the quarter, we closed nine stores permanently and had no openings. For the remainder of the year, we anticipate an additional 50 to 60 permanent store closures. In line of the pandemic, we intend to reevaluate each location's future viability, while modify our closure plans accordingly.

That said, stores are a critical part of our future, but they must be in the right location, be the right size and have the right economics.

Our cash flow in the first quarter was negatively impacted by the COVID-19 pandemic. In the back half of Q1 with all of our stores closed, cash flows exceeded cash inflows. This was primarily driven by payments made for inbound first quarter merch receipts at planned levels, as well as payments made for other pre-pandemic obligations before adjustments were made to merchandising orders and expense savings initiatives took effect.

That stated, we are optimistic about the future. We are excited about the sales lift from our stores reopening and expect to build on our expense savings initiatives that are currently forecasted to generate $230 million or 24% in expense savings to plan in fiscal 2020. We believe this positive momentum, along with liquidity available through our ABL, leveraging our own real estate and benefits from the CARES Act, will provide the company with more than sufficient liquidity to operate our business and navigate the COVID-19 headwinds we're experiencing.

Turning to our outlook. Due to the uncertainty surrounding the current environment, there is no change to our decision to provide – to not provide guidance at this time.

I'll now turn the call back over to the operator for the Q&A portion of the call.
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QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Today's first question comes from Susan Anderson with B. Riley FBR. Please go ahead.
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Q
Susan Anderson
Analyst, B. Riley FBR, Inc.
Hi. Good morning. Thanks for taking my question. I was wondering if you could talk about the productivity in the stores that have opened. How has the traffic versus conversion been? And then, I was curious are you seeing a significant uptick in the usage of BOPIS as stores reopen? Thanks.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.

Thank you so much, Susan. Our reopened boutiques are achieving 53% of last year's productivity; and boutique sales continued to improve week-over-week as customers reengage with our physical location. Since week one of our stores reopening, we have had a 20-point improvement from week one to week four.
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Q
Susan Anderson
Analyst, B. Riley FBR, Inc.
Great. That's amazing. And then maybe if you could talk a little bit about Style Connect, I'm curious maybe if there is any metric that you could give around. The tool, has it grown significantly as stores have been closed? And then, any data you could provide on the tool to give us an idea of how it's driving sales? Thanks.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.

Yes. Our customer community is one of the keys to our business. And when we furloughed all of our stores, we equipped each one of our stores with the Style Connect tool, so that we could keep engagement with our customers. The great thing during this period, we were able to convert store-only customers to also be digital customers during this time period.

We were able to not only communicate with customers, keep them engaged, serve them styling options for this period that was more casual, we tripled the sales volume from the same period last year in the three brands combined.
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Q
Susan Anderson
Analyst, B. Riley FBR, Inc.
Great. That's very helpful. And then lastly, maybe if you could talk about what your expectation is for the promotional environment in second quarter versus first quarter? Are you expecting it to get, I guess, more promotional as you look to clear excess inventory in the stores and then also just in the environment out there in the malls, particularly in the department stores what you're expecting? Thanks.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Sure. Promotional cadence will be based on sales and we are not planning to be more promotional than last year. We are extremely encouraged by our customers' reception of our new goods. The composition of our inventory being fresher and more season appropriate compared to last year should drive regular price sales in Q2.
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Q
Susan Anderson
Analyst, B. Riley FBR, Inc.
Thanks. That's very helpful. Thanks so much. I hope everyone's safe and healthy and good luck for the second quarter.

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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Thank you.
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A
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Thank you very much, Susan.
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Operator: And our next question today comes from Roxanne Meyer with MKM Partners. Please go ahead.
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Q
Roxanne Meyer
Analyst, MKM Partners LLC
Great. Good morning, and thanks for taking my question. My question is on Soma. You saw really marginal sales declines relative to your other brands and just others in the industry in general. And just wondering, in the first quarter, how performance of intimates was relative to your lounge assortment? And how you're thinking about the balance between the two segments going forward in light of the larger trends out there for comfort and working from home? Thanks.
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Molly Langenstein
A
Chief Executive Officer & President Elect, Chico's FAS, Inc.
We were incredibly pleased with the business in Soma. The business is largely seasonal, given our focus on intimates. As we expand our assortment in the fall season, we anticipate to continue to have a higher demand for the suite and the lounge categories going forward. The exceptional growth that we saw during this quarter and the new customers that visited the brands, we believe we will have continued momentum as we get to the back half of the year.
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Q
Roxanne Meyer
Analyst, MKM Partners LLC
Okay. Great. And then if I could just ask a question about organizational structure, I know that there've been a host of changes and currently I don't believe there are any individual brand leaders. So, how are you thinking about who is responsible for executing on individual brand vision and leadership? And if you could just comment overall on some of these changes that you've made.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Actually, there are still three brand leaders. The brand leaders are responsible for the merchandise and design and the brand DNA aesthetic. So, that is still actually key to our success as we move forward. And those three brand leaders will work with the balance of the organization on the efficiencies that we have, so that we can be more nimbler and we can move quicker. Since we've made those changes, the team has definitely felt the speed to decision.
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Q
Roxanne Meyer
Analyst, MKM Partners LLC
Okay. Great. Thanks and best of luck for ongoing recovery in 2Q.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Thank you.
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A
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Thank you, Roxanne.
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Operator: Thank you. And our next question today comes from Janet Kloppenburg with JJK Research Associates. Please go ahead.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
Hi, everybody. Good morning.
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A
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Good morning, Janet.

Janet J. Kloppenburg
Q
Analyst, JJK Research
I was wondering – David, please forgive me, but I got on a little bit late. I see where your inventories are right now, and I was just wondering how we should think about them going forward and how about Molly said about the gross margin trends. So maybe, Molly, you could talk a little bit about your clearance inventory levels year-over- year. It sounds like you feel like you have an opportunity for product margin improvement. So, where does the clearance level situation fit within that guidance? Thank you so much.
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A
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Sure. Yeah. First, with respect to the inventories. Overall, the inventories are – at right now are 12% over last year, but the key element that inventory is fresher as a result of – as Molly indicated, we addressed the date of inventory was out of season and disposed of that. That was the $43 million charge I referenced in my comments earlier.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
Right. Okay.
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A

David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
And so, we feel very confident about going forward and we have adjusted receipts over the balance of the year. I mean, overall, our planned receipts are 32% less than what we had last year, and we believe that our inventory level at the end of Q2 will be about 25% less than what it is today.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
And how are you planning those for the back half when you think about the inventory?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
At the start of the pandemic, we took immediate actions to aggressively cut receipts and liquidate our inventory both in the first quarter and the back half of the year. And this was done with the goal of being clean of aged inventory and offering freshness to the customer.

We believe our favorable inventory position enabled us to bring in newness to the customer at the start of the second quarter, and we are confident in our assortment and our customers are responding really well to the product that we are offering. Going into the second half of the year, we are well positioned due to the decisions and the immediate actions that we took in the quarter.

Visiting the competition, we can see the level of liquidation that's in stores and we've cleared our old inventory out of our stores and we've opened with freshness that we don't see in the competition. So we are very comfortable with our inventory levels and we are happy with the inventory investments that we've made, particularly in our new product launches like the Soma Vanishing 360 franchise.
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Janet J. Kloppenburg
Q
Analyst, JJK Research
So you think therefore your product margins could be up year-over-year beginning in the second quarter?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yes.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
But then – so then we should see a gross margin rate increase offset by ongoing occupancy and expense pressure. Is that right?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yes.
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A
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Yeah.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
Okay. That's really great progress. So, that's very exciting. And on Soma, can you talk a little bit about the adjustments you've made to assortments there to capitalize on the lounge trends and also the work-from-home trends that are going on right now?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
The team has done an outstanding job on chasing the categories of lounge. We've actually moved up deliveries to be able to respond to customer demand and then able to really react to the wireless, the t-shirt bras and more comfort, and the all-day Sunday P.J. trend that's going on.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
Okay. Terrific. And just lastly on White House. I always think of White House as partially a way to work brand with great jackets and suitings and special occasion as well. I think you've made a shift there to more casual, but perhaps you could talk about how you think the brand will remain distinctive in a more competitive category?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yes. We have an outstanding team in both apparel brands; and in both apparel brands we saw last year that we really needed to make this pivot to more casual wear. That served us well in Q1, and it is serving us well now.
You will see in the White House brand, in particular, a lot of new fabrication that are comfortable and more knit in fabrication, so that – make it easier for customers whether they are sitting all day or whether they are walking around. And that pivot has been served us well for Q2 and that is the direction that we're taking the brand as we move forward.

We just really can't define what workwear is anymore, and so that change really happened before the pandemic. So, we hit the curve right on this one.
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Q
Janet J. Kloppenburg
Analyst, JJK Research
Great. Great. Congratulations on that and I look forward to watching your recovery. Thank you.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Thank you.
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Operator: And our next question today comes from Marni Shapiro, Retail Tracker. Please go ahead.
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Q
Marni Shapiro
Managing Partner, The Retail Tracker LLC
Hey, guys. Really outstanding for a really crazy period of time and those Leopard masks on White House are just so perfect for you guys. Could you just talk a little bit...
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A
Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Thanks, Marni.
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Q
Marni Shapiro
Managing Partner, The Retail Tracker LLC
Good. They're perfect.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
I have one on now, Marni.
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Q
Marni Shapiro
Managing Partner, The Retail Tracker LLC
That makes me feel safe all the way over here. So, can you talk a little bit about; you said a lot of new customers are coming into the brand digitally and I'm curious if you could just dive into that a little bit. Are they new customers coming into the company across the brands, or are they store-only customers that are coming on to digital? And then I have one follow-up question just on your curbside and stuff.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yeah. We are seeing new customers to the brands that have not shopped with the brands before. So, we really attribute that to the outstanding work that our social teams have done engaging with customers during this time period in an authentic manner.

Marni Shapiro
Q
Managing Partner, The Retail Tracker LLC
That's fantastic. And then you noted about curbside and buy online. Are you guys also doing ship-from-store? And if you could just break down if you are just the cost impact of ship-from-store versus, say, Buy Online, Pick up in Store or curbside even just directionally?
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Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yeah. We've definitely have been fulfilling from stores. Our fulfillment logic is to obviously pull from the distribution center first, and it has been in terms of managing that as stores open and adjusting it each week. So, kudos to the technology team on how they've managed this period.

So, we really managed to keep the cost down as much as we can during this time period to pull from the DC first. And actually as new inventories who are coming in during receipts at this time period, we reallocated goods to be more digital at that time to produce lower cost on shipping and not have a piece of those in stores
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Q
Marni Shapiro
Managing Partner, The Retail Tracker LLC
Fantastic. Thanks so much.
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A
Bonnie R. Brooks

President, Chief Executive Officer & Director, Chico's FAS, Inc.
Curb?
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Yeah, curbside. Marni, it's really been an opportunity for customers to have that contactless situation in terms of just they wanted it and it's really been different by brand, because then you know as a Chico's brand, she couldn't wait to see her favorite customer that was in. So, in some cases she just enjoyed saying, hi.
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Q
Marni Shapiro
Managing Partner, The Retail Tracker LLC
Fantastic. Best of luck in the second quarter.
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A
Molly Langenstein
Chief Executive Officer & President Elect, Chico's FAS, Inc.
Thank you.
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Operator: And this concludes our question-and-answer session. I'd like to turn the conference back over to Bonnie for any closing remarks.
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Bonnie R. Brooks
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Thank you, Rocco. Thank you very much, everyone. In conclusion, we are extremely fortunate to have three distinct brands, each with unique market position which has served us well during this pandemic period. As of today we have opened 63% of our stores and 80% of our fleet will be opened by Friday. And as our loyal customers return to our stores, sales in our digital business also continue to accelerate. I'm confident that we're emerging stronger from the pandemic.

As we said earlier, in a few weeks Molly will assume the role of CEO and President. And during our high-growth turnaround phase and particularly in this current environment, Molly has shown superb leadership and I'm confident we have the right path forward for a sustainable future with her at the helm of the company.

I'd also like to just take a moment to once again thank all of our associates across the country for their resilience and their resourcefulness every single day to help the company move forward at the speed that we are right now. So, thanks everyone; and thank you for your confidence in our brands.
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Operator: Thank you. This conference has now concluded. We thank you all for attending today's presentation. You may now disconnect your lines.

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